Exhibit 10.1
NINTH AMENDMENT TO CREDIT AGREEMENT

This NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 26, 2014, is entered into by and among THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), CANDLEWICK YARNS, LLC, an Alabama limited liability company (“Candlewick”), FABRICA INTERNATIONAL, INC., a California corporation (“Fabrica”), TDG OPERATIONS, LLC, a Georgia limited liability company, formerly known as Masland Carpets, LLC (“TDG”; together with Dixie, Candlewick and Fabrica, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the persons identified as the Lenders on the signature pages hereto (the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of September 13, 2011, as amended by the First Amendment to Credit Agreement dated as of November 2, 2012, the Second Amendment to Credit Agreement dated as of April 1, 2013, the Third Amendment to Credit Agreement dated as of May 22, 2013, the Fourth Amendment to Credit Agreement dated as of July 1, 2013, the Fifth Amendment to Credit Agreement dated as of July 30, 2013, the Sixth Amendment to Credit Agreement dated as of August 30, 2013, the Seventh Amendment to Credit Agreement dated as of January 20, 2014, and the Eighth Amendment to Credit Agreement dated as of March 14, 2014 (as amended hereby and as the same may be further amended, modified, supplemented, renewed, restated or replaced, the “Credit Agreement”), among Agent, the Lenders and the Borrowers, the Lenders have made loans and advances and provided other financial accommodations to the Borrowers; and

WHEREAS, the Borrowers have requested that Agent and Lenders enter into this Amendment to make certain changes to the Credit Agreement, and Agent and the Lenders are willing to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

I.	DEFINITIONS

1.1    Interpretation. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1.2    Amendment to Section 6.12. Section 6.12 of the Credit Agreement is hereby amended by inserting the following clause (e) immediately at the end of such section immediately following clause (d) thereof:

(e)    sales of Inventory to Desso Masland Hospitality at Borrowers’ cost so long as the aggregate outstanding amount of such sales for which Borrowers have not been repaid in cash does not exceed $3,000,000 at any time (it being agreed that, without limiting the generality of any other provision of this Agreement, Borrowers shall report such outstanding amount to Agent contemporaneously with the monthly (or weekly, as applicable) Collateral reports required by Section 5.2 and Schedule 5.2).

1.3    Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Credit Agreement is hereby amended to include, in addition and not in limitation, the following:

“Desso Masland Hospitality” means Desso Masland Hospitality LLC, a Tennessee limited liability company and a joint venture between one or more Borrowers, on one hand, and Desso, Inc. on the other hand.

“Ninth Amendment” means the Ninth Amendment to Credit Agreement, dated as of March 26, 2014, by and among Borrowers, Lenders and Agent, as acknowledged and agreed to by the Guarantors.

“Ninth Amendment Effective Date” shall have the meaning given to such term in Section II of the Ninth Amendment.

1.4    Amendment to Clause (m) of Definition of Permitted Investments. The definition of “Permitted Investments” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting clause (m) thereof and inserting the following in lieu thereof:
“(m)    (i) so long as no Event of Default has occurred and is continuing or would result therefrom, the ColorMaster Purchase, (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, the Robertex Acquisition, (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, the Atlas Acquisition, and (iv) so long as no Event of Default has occurred and is continuing or would result therefrom, and the Payment Conditions have been satisfied, any other Investments (including Acquisitions) other than Investments in Desso Masland Hospitality and Dixie Shanghai;”

1.5    Amendment to Add New Clause (o) to Definition of Permitted Investments. The definition of “Permitted Investments” in Schedule 1.1 of the Credit Agreement is hereby amended by inserting the following immediately prior to the period at the end of such definition:

“, and (o) Investments of the Borrowers in Desso Masland Hospitality so long as (i) such Investments do not exceed $500,000 in the aggregate, (ii) such Investments are made within 12 months following the Ninth Amendment Effective Date, and (iii) Borrowers provide at least 10 Business Days’ prior written notice to Agent of each such Investment”.

II.	CONDITIONS PRECEDENT

This Amendment shall become effective as of the date hereof (the “Ninth Amendment Effective Date”), subject to the following conditions precedent having been satisfied or waived by Agent:

2.1    Execution of Amendment. Agent shall have received fully executed counterparts of this Amendment, duly authorized, executed and delivered by each Borrower, Guarantor and the Required Lenders.

2.2    Accuracy of Representations and Warranties. Each of the representations and warranties of the Loan Parties set forth in Section 4 of the Credit Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

2.3    Joint Venture Documents. Agent shall have received a true, correct and complete copy of the limited liability company agreement for Desso Masland Hospitality and any other agreement, document or instrument executed in connection therewith, certified as such by an officer of Borrowers.

2.4    Other Documents. Agent shall have received such other agreements, documents, instruments and information executed and/or delivered by the Loan Parties as Agent may reasonably request.

III.	MISCELLANEOUS

3.1    Joint Venture Excluded from the Borrowing Base. For the avoidance of doubt, and without limiting the generality of any provision of the Credit Agreement, the Borrowers acknowledge and agree that (a) no assets of Desso Masland Hospitality (including any Inventory sold to Desso Masland Hospitality by any Borrower) shall be included in the Borrowing Base unless and until (i) such assets are acquired by a Borrower on terms and conditions and pursuant to documentation acceptable to Agent and Lenders, and (ii) such assets qualify as Eligible Accounts or Eligible Inventory, as applicable; and (b) no Accounts owing by Desso Masland Hospitality to any Borrower shall be included in the Borrowing Base at any time.

3.2    No Additional Obligations. The Borrowers acknowledge and agree that the execution, delivery and performance of this Amendment shall not create (nor shall the Borrowers rely upon the existence of or claim or assert that there exists) any obligation of any of Agent or Lenders to consider or agree to any other amendment of or waiver or consent with respect to the Credit Agreement or any other instrument or agreement to which Agent or any Lender is a party (collectively, an “Additional Amendment” or “Consent”), and in the event that Agent and the Lenders subsequently agree to consider any requested Additional Amendment or Consent, neither the existence of this Amendment nor any other conduct of Agent or the Lenders related hereto, shall be of any force or effect on the Lenders’ consideration or decision with respect to any such requested Additional Amendment or Consent, and the Lenders shall not have any obligation whatsoever to consider or agree to any such Additional Amendment or Consent.

3.3    Acknowledgments and Stipulations. In order to induce Agent and Lenders to enter into this Amendment, each Borrower acknowledges, stipulates and agrees that (a) the Loan Documents executed by each Borrower are legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (b) the Liens granted by each Borrower to Agent in the Collateral are valid and duly perfected, first priority Liens, subject only to Permitted Liens; (c) each of the recitals contained at the beginning of this Amendment is true and correct; and (d) prior to executing this Amendment, each Borrower consulted with and had the benefit of advice of legal counsel of its own selection and has relied upon the advice of such counsel, and in no part upon the representation of Agent, any Lender or any counsel to Agent or any Lender concerning the legal effects of this Amendment or any provision hereof.

3.4    Additional Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants that on the Ninth Amendment Effective Date and after giving effect to the amendments and waivers contained herein: (a) the representations and warranties contained in Section

4 of the Credit Agreement shall be correct in all material respects on and as of such date as though made on and as of such date, (b) no Default or Event of Default exists under the Credit Agreement on and as of such date. Without limitation of the preceding sentence, each Borrower hereby expressly re-affirms the validity, effectiveness and enforceability of each Loan Document to which it is a party (in each case, as the same may be modified by the terms of this Amendment).

3.5    Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes or modifications to the Credit Agreement or any of the other Loan Documents are intended or implied, and in all other respects, the Credit Agreement and each of the other Loan Documents is hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Credit Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control. All references in the Credit Agreement (including without limitation the Schedules thereto) to the “Agreement” and all references in the other Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement, as amended hereby.

3.6    Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.

3.7    Governing Law. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

3.8    Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

3.9    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

3.10    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	THE DIXIE GROUP, INC. By: /s/ Jon A. Faulkner Name:Jon A. Faulkner Title:VP/CFO
CANDLEWICK YARNS, LLC By: /s/ Jon A. Faulkner Name:Jon A. Faulkner Title:President
FABRICA INTERNATIONAL, INC. By: /s/ Jon A. Faulkner Name:Jon A. Faulkner Title:President
TDG OPERATIONS, LLC By: /s/ Jon A. Faulkner Name:Jon A. Faulkner Title:President

AGENT AND LENDERS:	WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender By: /s/ Gary J. Forlenza, Jr. Name:Gary J. Forlenza, Jr. Title:Vice President
BANK OF AMERICA, N.A., as a Lender By: /s/ Robert B. H. Moore Name: Robert B. H. Moore Title: Senior Vice President

GUARANTOR’S ACKNOWLEDGEMENT

The undersigned, a guarantor of the Obligations of THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), CANDLEWICK YARNS, LLC, an Alabama limited liability company (“Candlewick”), FABRICA INTERNATIONAL, INC., a California corporation (“Fabrica”), TDG OPERATIONS, LLC, a Georgia limited liability company, formerly known as Masland Carpets, LLC (“TDG”; together with Dixie, Candlewick and Fabrica, are referred to hereinafter each individually as a “Borrower”, and collectively, the “Borrowers”), under and as defined in that certain Credit Agreement, dated as of September 13, 2011, as amended by the First Amendment to Credit Agreement, dated as of November 2, 2012, the Second Amendment to Credit Agreement, dated as of April 1, 2013, the Third Amendment to Credit Agreement, dated as of May 22, 2013, the Fourth Amendment to Credit Agreement, dated as of July 1, 2013, the Fifth Amendment to Credit Agreement, dated as of July 30, 2013, the Sixth Amendment to Credit Agreement dated as of August 30, 2013, the Seventh Amendment to Credit Agreement dated as of January 20, 2014, the Eighth Amendment to Credit Agreement dated as of March 14, 2014, the Ninth Amendment to Credit Agreement (the “Ninth Amendment”), dated as of the date hereof (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”) among the Borrowers, the lenders party thereto (the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), hereby (a) acknowledges receipt of the foregoing Ninth Amendment; (b) consents to the terms thereof and the execution thereof by the Borrowers; (c) reaffirms its obligations pursuant to the terms of the Guaranty Agreement, dated as of September 13, 2011, by the undersigned in favor of Agent and Lenders (the “Guaranty”); and (d) acknowledges that Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations to the Borrowers, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for the Borrowers’ present and future Obligations. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

C-KNIT APPAREL, INC. By: /s/ Jon A. Faulkner Name:Jon A. Faulkner Title:President